UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01Entry into a Material Definitive Agreement.

On May 30, 2024, Adaptimmune Limited (the “Company”) and Galapagos NV (“Galapagos”) entered into a clinical collaboration and exclusive option and license agreement (the “Agreement”) for the Company’s next-generation TCR T-cell therapy targeting MAGE-A4 and comprising a CD8 sub-unit (currently referred to as uza-cel and used in the SURPASS clinical trials). Galapagos and Adaptimmune will conduct a proof of concept (Phase 1) trial to evaluate the safety and efficacy of the T-cell therapy in patients with head & neck cancer using Galapagos’ decentralized cell manufacturing platform. The Company will be responsible for the clinical proof-of-concept trial in head and neck cancer and the supply of the vector. Galapagos will be responsible for the manufacture of the T-cell therapy for use in the trial.

Under the terms of the Agreement, the Company will receive an upfront exclusivity payment of $70 million plus $15 million in research and development funding. A further $15 million in research and development funding will follow subject to the start of dosing in the proof-of-concept trial. Each party to the Agreement is responsible for performing the activities allocated to it under the agreed collaboration plan at its own cost and expense.

Galapagos is granted an exclusive option to exclusively license global rights under Adaptimmune’s intellectual property covering the licensed product for a maximum of $100 million, depending on the number of indications in relation to which the option is exercised. Galapagos may exercise its option during the Option Period (defined below) in relation to (a) one indication; (b) two indications; or (c) all indications. The “Option Period” is the period of time beginning upon the effective date of the Agreement and expiring on the period ending 30 days after the date on which top line data from final database lock in the Phase 1 trial is provided by the Company to Galapagos.

The Company will retain the right to develop, manufacture, commercialize, and otherwise exploit uza-cel for platinum-resistant ovarian cancer (currently being developed in the SURPASS-3 trial).

In addition, the Company is eligible to receive development, regulatory and sales milestone payments of up $465 million, unless the agreement is terminated earlier, and tiered royalties on net sales in the mid-single to low-double digit range.

The Parties can terminate the Agreement in the event of material breach or insolvency. Galapagos is entitled to terminate the Agreement on provision of 90 days’ notice.

The foregoing description of the Agreement is only a summary of the material terms thereof, and does not purport to be complete. The description is qualified in its entirety by reference to the complete text of the Agreement to be filed with the Securities and Exchange Commission in connection with the Company’s Form 10-Q for the quarter ended June 30, 2024.

Item 7.01Regulation FD Disclosure.

On May 30, 2024, the Company issued a press release announcing the Agreement described above. A copy of the press release is being filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated May 30, 2024

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: May 30, 2024	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary